EXHIBIT 15

EXHIBIT (15) LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

Board of Directors and Shareholders
Park-Ohio Holdings Corp.

We are aware of the incorporation by reference in the following Registration Statements of Park-Ohio Holdings Corp for the registration of its common stock of our report dated August 5, 2011 relating to the unaudited condensed consolidated interim financial statements of Park-Ohio Holdings Corp. that is included in its Form 10-Q for the quarter ended June 30, 2011.

		Shares
Registration Statement	Description	Registered

Form S-8 (333-01047)	Individual Account Retirement Plan	1,500,000
Form S-8 (333-58161)	Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan	550,000
Form S-8 (333-110536)	Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan	1,100,000
Form S-8 (333-137540)	Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan	1,000,000
Form S-8 (333-161474)	Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan	450,000
Form S-3 (333-161475)	Registration of $100 million of Park-Ohio Holdings Corp.’s shares of common stock and debt securities

/s/  Ernst & Young LLP

Cleveland, Ohio
August 5, 2011